Exhibit 99.1

United States Heating Oil Fund, LP
Monthly Account Statement
For the Month Ended April 30, 2008

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$551,578
Unrealized Gain (Loss) on Market Value of Futures	(435,947)
Interest Income	12,092
ETF Transaction Fees	2,000
Total Income (Loss)	$129,723

Expenses
Investment Advisory Fee	$4,581
Brokerage Commissions	1,485
Audit Fees	300
NYMEX License Fee	280
K-1 Tax Expense	220
Non-interested Directors’ Fees and Expenses	176
Total Expenses	$7,042
Net Gain (Loss)	$122,681

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 4/1/08	$-
Additions (300,000 Units)	15,303,202
Net Gain (Loss)	122,681

Net Asset Value End of Period	$15,425,883
Net Asset Value Per Unit (300,000 Units)	$51.42

To the Limited Partners of United States Heating Oil Fund, LP:

Pursuant to Section 4.22(h) of the Commodities Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2008 is accurate and complete.

/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer
Victoria Bay Asset Management, LLC, General Partner of United States Heating Oil Fund, LP

Victoria Bay Asset Management, LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502